EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the following Registration Statements of our report dated January 30, 1998, with respect to the consolidated financial statements of CSX Corporation and subsidiaries included in its Annual Report (Form 10-K) for the fiscal year ended December 26, 1997:

Registration
Statement
 Number          Description

------------     ------------------------------------------
 33-2083         Post-Effective Amendment No. 1 to Form S-3
 33-2084         Post-Effective Amendment No. 3 to Form S-3
 33-16230        Form S-8
 33-25537        Form S-8
 33-29136        Form S-8
 33-37449        Form S-8
 33-41236        Form S-3
 33-41498        Form S-8
 33-41499        Form S-8
 33-41735        Form S-8
 33-41736        Form S-8
 33-48841        Form S-3
 33-49767        Form S-8
 33-57029        Form S-8
333-09213        Form S-8
333-19523        Form S-4
333-28523        Form S-4


                                         /s/ Ernst & Young LLP
                                             -----------------
                                             Ernst & Young LLP

Richmond, Virginia
February 17, 1998